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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Synta Pharmaceuticals Corp.:

        We consent to the incorporation by reference in the registration statement No. 333-152833 on Form S-3 and the registration statements No. 333-141903, and No. 333-152824 on Form S-8 of Synta Pharmaceuticals Corp. of our report dated March 19, 2008, with respect to the consolidated balance sheet of Synta Pharmaceuticals Corp. and subsidiaries as of December 31, 2007, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss and cash flows for each of the years in the two-year period ended December 31, 2007, which report appears in the December 31, 2008 annual report on Form 10-K of Synta Pharmaceuticals Corp.

        Our report includes a paragraph that states that the Company adopted Statement of Financial Accounting Standard (SFAS) No.123R, Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Boston, Massachusetts
March 25, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM